Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Declares an $0.08/Share Quarterly Dividend

FORT SMITH, Arkansas, July 27, 2021 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on August 11, 2021, payable on August 25, 2021.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs. We’ll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

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